Exhibit 4(e)

Form of policy Rider (Retirement Income Max)

TRANSAMERICA
FINANCIAL LIFE INSURANCE COMPANY
A Stock Company (Hereafter called the Company, we, our or us)

[Home Office located at:
440 Mamaroneck Avenue, Harrison, New York 10528]
[Adm. Office located at:
4333 Edgewood Road N.E. Cedar Rapids, Iowa 52499]
[(319) 355-8511]

[RETIREMENT INCOME MAX℠] RIDER

This rider is issued as a part of the policy (contract) to which it is attached.

All provisions of the policy that do not conflict with this rider apply to this rider. In the event of any conflict between the provisions of this rider and the provisions of the policy, the provisions of this rider shall prevail over the provisions of the policy.

Rider Data Specification

Policy Number:	[12345]
Rider Date:	[12/16/2010]
Growth Rate Percentage:	[5.00%
Initial Rider Fee Percentage:	1.00%
Annuitant:	John Doe
Annuitant's Issue Age/Sex:	65 / Male]

ARTICLE I

You may cancel this rider on or before midnight of the thirtieth calendar day after you received it and no rider fees will be assessed.

This rider provides a minimum withdrawal benefit that guarantees, upon election, a series of withdrawals from the policy equal to the Withdrawal Percentage shown in Article III applied to the withdrawal base. The withdrawal base is established for the sole purpose of determining the minimum withdrawal benefit and is not used in calculating the cash surrender value or other guaranteed benefits.

If you elect this rider, 100% of your policy value must be in one or more of the designated investment options (or any other option authorized for use with this rider).

You can generally transfer between the designated investment options as permitted under your policy; however, you cannot make transfers as provided for in the policy to a non-designated investment option (or any other option not authorized for use with this rider) while this rider is in force. If you wish to make a transfer to a non-designated investment option, this rider must be terminated, as described in Article IV, prior to making the transfer.

DEFINITIONS:

Terms used that are not defined in this rider shall have the same meaning as those in your policy.

Designated Investment Options
Investment options authorized for use with this rider and identified by us as designated investment options.

Excess Withdrawal
The excess of a gross partial withdrawal over the rider withdrawal amount remaining prior to the withdrawal, if any.

Gross Partial Withdrawal
The amount that will be deducted from your policy value as a result of each partial withdrawal.

ARTICLE I CONTINUED

Rider Anniversary
The anniversary of the rider date.

Rider Fee
The fee charged for the benefits under this rider. The fee will be charged on each rider quarterversary by the Company.

Rider Monthiversary
The same day of the month as the rider date, or the next business day if our Administrative Office or the New York Stock Exchange is closed. If a certain date does not exist in a given month, the first day of the following month will be used.

Rider Quarter
Each three-month period beginning on the rider date.

Rider Quarterversary
For each rider quarter, the same day of the month as the rider date, or the next business day if our Administrative Office or the New York Stock Exchange is closed. If a certain date does not exist in a given month, the first day of the following month will be used.

Rider Withdrawal Amount
The maximum amount that can be withdrawn from the policy each rider year without causing an excess withdrawal under the terms of this rider and thus reducing the withdrawal base. This amount will change if the withdrawal base changes.

Rider Year
Each twelve-month period following the rider date.

Withdrawal Base
The amount used to calculate the rider withdrawal amount and the rider fee. This amount has no cash value and cannot be taken as a lump sum.

ARTICLE II

RIDER FEE

The rider fee is deducted on each rider quarterversary. The fee is calculated at issue and at the beginning of each rider quarter for the upcoming quarter. It will be deducted automatically from each subaccount on a pro rata basis on each rider quarterversary. The initial rider fee percentage is shown on page 1, in the Rider Data Specification section. The rider fee percentage will not change during the first rider year, and will only change thereafter due to an automatic step-up. You will be notified of any increase in the rider fee percentage. A portion of this fee will also be deducted when the rider is terminated based on the number of days that have elapsed since the previous rider quarterversary.

The fee will be adjusted if the withdrawal base is adjusted during the rider quarter.

The quarterly fee is calculated as follows:

Multiply (1) by (2) by (3).

1) Withdrawal Base;
2) Rider Fee Percentage;
3) Number of days remaining in the rider quarter divided by the number of days within the applicable rider year.

Please see the Appendix attached to this rider which illustrates how the rider fee is calculated.

ARTICLE III

GUARANTEED LIFETIME WITHDRAWAL BENEFIT

Under this rider, we guarantee that you can receive up to the rider withdrawal amount each rider year, regardless of the policy value, (first as withdrawals from your policy value and, if necessary, as payments from us) until the annuitant's death.

The withdrawal percentage is determined by the attained age (age at last birthday) of the annuitant at the time of the first withdrawal of any amount from the policy value taken on or after the rider anniversary following the annuitant's 59th birthday. Once the withdrawal percentage is established, it may only be changed by an automatic step-up. Upon automatic step-up, the withdrawal percentage will be reset based on the attained age at the time of the automatic step-up. The withdrawal percentages are shown in the table below.

Attained Age	Withdrawal Percentage
59 - 64	4.5%
65 - 74	5.5%
75 +	6.5%

If the annuitant is not yet 59 on the rider date, the withdrawal percentage will be zero until the rider anniversary following the annuitant's 59th birthday. Withdrawals prior to age 59 1/2 may be subject to the 10% penalty tax.

Withdrawals will reduce the policy value of the policy to which this rider is attached. If the policy value equals zero, you cannot make subsequent premium payments and all other policy features, benefits and guarantees are no longer available. Also, if the policy value equals zero, you will need to request payments by selecting the amount and frequency in accordance with the policy provisions to which this rider attaches, equal to the rider withdrawal amount. Once the payment amount and frequency are established, they cannot be changed and no additional withdrawals will be allowed.

We guarantee that you may withdraw up to the rider withdrawal amount each year regardless of the policy value until the annuitant's death.

Example

Assume you are the owner and annuitant and begin taking withdrawals at age 75 and your Withdrawal Base is $100,000. Assuming a withdrawal percentage of 6.5%, you could withdraw up to $6,500 each rider year for the rest of your life (assuming that you do not withdraw more than $6,500 in any one rider year).

Any amount you withdraw in excess of the rider withdrawal amount may impact the withdrawal base on a greater than dollar-for-dollar basis.

The Guaranteed Lifetime Withdrawal Benefit can only be taken as a withdrawal benefit and it does not increase the policy value.

ISSUE AGE AND SURVIVAL

The benefits under this rider depend on the annuitant being alive at the time of withdrawal and the amount of the benefit depends on the attained age of the annuitant. Proof of survival and the date of birth may be required by the Company.

If the annuitant's age has been misstated, this rider's fees and benefits will be adjusted to the amounts which would have been calculated for the correct age. However, if this rider would not have been issued had the age not been misstated, the rider is treated as if it never existed, and any fees charged for this rider would be returned. If withdrawals under the provisions of the rider have already commenced and the misstatement caused the rider withdrawal amount to be overstated, any withdrawal in excess of the correct rider withdrawal amount will be considered an excess withdrawal and will impact the withdrawal base and rider withdrawal amount. If overpayments occurred when the sum of the accumulated values in all the subaccounts was zero, the amount of that overpayment will be deducted from one or more future payments until this amount is paid in full.

ARTICLE III CONTINUED

RIDER WITHDRAWAL AMOUNT

The rider withdrawal amount will be equal to the greater of 1) and 2), where:

1) is the withdrawal percentage multiplied by the withdrawal base;
2) is an amount equal to the minimum required distribution amount, if any. Prior to the 1st rider anniversary, this amount is based on the policy value on the rider date. After this time, the minimum required distribution is calculated based on the rules established by the IRS. The minimum required distribution may only be used if all of the following are true:
   A) the policy to which this rider is attached is a tax-qualified policy for which IRS minimum required distributions are required,
   B) the minimum required distributions do not start prior to the annuitant's attained age 70 1/2,
   C) the minimum required distributions are based on either the Uniform Lifetime table or the Joint Life and Last Survivor Expectancy table,
   D) the minimum required distributions are based on age of the living annuitant or the annuitant's spouse if the annuitant is deceased. The minimum required distributions can not be based on the age of someone who is deceased,
   E) the minimum required distributions are based only on the policy to which this rider is attached, and
   F) the minimum required distributions are only for the current rider year. Amounts carried over from past rider years are not considered.

If any of the above are not true, then 2) is equal to zero and it is not available as a rider withdrawal amount.

If you withdraw less than the rider withdrawal amount in a rider year, the unused portion cannot be carried over to the next rider year.

WITHDRAWAL BASE

The withdrawal base is used to calculate the rider withdrawal amount. On the rider date, the initial withdrawal base is equal to the policy value (less any premium enhancements if the rider is added in the first policy year). During any rider year, the withdrawal base is increased by subsequent premium payments (not including premium enhancements, if any), and is reduced for excess withdrawals.

On each rider anniversary, the withdrawal base will be set to the greatest of:

1) The current withdrawal base;
2) The policy value on the rider anniversary;
3) The highest policy value on a rider monthiversary for the current rider year; or
4) The current withdrawal base immediately prior to rider anniversary processing increased by the growth rate percentage.

Item 3) above will be zero if there have been any excess withdrawals in the current rider year. Item 4) above will be zero after the [10th] rider anniversary or if there have been any withdrawals in the current rider year.

AUTOMATIC STEP-UP FEATURE

The rider receives an automatic step-up on the rider anniversary if the withdrawal base is set equal to the policy value or the highest policy value on a rider monthiversary. This feature does not require the termination of the existing rider. This rider will continue with the same rider date and features. The rider fee may change and the withdrawal percentage may increase due to an automatic step-up. Beginning with the first rider anniversary, the rider fee percentage may be increased if there is an automatic step-up, but will not increase more than [0.75%] from the initial rider fee percentage shown on page 1.

You have the right to reject an automatic step-up within [30] days following a rider anniversary, if the rider fee percentage increases. If you reject an automatic step-up, you must notify us in a manner which is acceptable to us, however you are eligible for future automatic step-ups. Changes as a result of the automatic step-up feature will be reversed. Any increase in the rider fee or withdrawal percentages will also be reversed.

ARTICLE III CONTINUED

WITHDRAWAL BASE ADJUSTMENTS

Gross partial withdrawals, taken in a rider year, less than or equal to the rider withdrawal amount will not reduce the withdrawal base. Excess withdrawals will reduce the withdrawal base by the withdrawal base adjustment. The withdrawal base adjustment is the greater of 1) and 2), where:

1) is the excess withdrawal amount; and
2) is the result of (A multiplied by B), divided by C, where:

   A) is the excess withdrawal;
   B) is the withdrawal base prior to the excess withdrawal amount; and
   C) is the policy value after the rider withdrawal amount has been withdrawn, but prior to the withdrawal of the excess withdrawal amount.

ARTICLE IV

CONTINUATION

In the case of spousal joint owners where one spouse is the annuitant, if the spouse who is not the annuitant dies and the surviving spouse is the sole beneficiary, the rider continues. In the case of spousal joint owners where one spouse is the annuitant, if the spouse who is the annuitant dies, this rider will terminate.

In the case of non-spousal joint owners where an owner who is not the annuitant dies, the surviving owner (who is also the sole designated beneficiary) may elect to receive lifetime income payments under this rider instead of receiving any benefits applicable to the policy. The lifetime income payments must begin no later than 1 year after the owner's death and will be equal to the rider withdrawal amount divided by the number of payments made per year. Once the payments begin, no additional premium payments will be accepted and no additional withdrawals will be paid.

ANNUITIZATION

On the maximum annuity commencement date, as described in your policy, you will have the option to receive lifetime income payments that are no less than your rider withdrawal amount each year.

TERMINATION

This rider will terminate upon the earliest of:

1) the date the policy to which this rider is attached terminates;
2) the date of the annuitant's death;
3) the date you elect to receive annuity payments under your policy; and
4) the date you notify us in writing of your intention to terminate this rider (this date must be within [30] days after the [fifth] rider anniversary and every [fifth] rider anniversary thereafter).

Termination of the rider will result in the loss of all benefits provided by the rider.

Signed for us at our home office.

[SECRETARY PRESIDENT]

APPENDIX

<u>The quarterly fee is calculated as follows:</u>

Multiply (1) by (2) by (3) where:

1) Withdrawal Base
2) Rider fee percentage;
3) Number of days in the rider quarter divided by the number of days within the applicable rider year

The fee adjustment for Withdrawal Base Adjustments is calculated as follows:
Multiply (1) by (2) by (3) where:

1) Withdrawal base change (i.e. withdrawal base after the transaction minus the withdrawal base before the transaction)
2) Rider fee percentage;
3) Number of days remaining in the rider quarter divided by the number of days within the applicable rider year

The following 4 examples show sample calculations based on the following hypothetical assumptions:

- Rider fee percentage is 1.00%. Your actual rider fee percentage may be different.
- Rider year is not a leap year.

Example 1: Calculation at rider issue for first quarter fee assuming an initial withdrawal base of $100,000.

= 100,000 * .01 * (91/365)
= 1,000 * (91/365)
= $249.32

Example 2: Calculation for first quarter fee assuming initial withdrawal base from Example 1 above, plus adjustment for additional premium payment of $10,000 made with 20 days remaining in the first rider quarter. The withdrawal base change and total transaction amount equal $10,000.

Fee adjustment as follows:

= 10,000 * .01 * (20/365)
= 100 * (20/365)
= $5.48

Total fee assessed on first rider quarterversary (assuming no further rider fee adjustments):

= $5.48 + $249.32
= $254.80

Example 3: Calculation for second quarter fee at beginning of second rider quarter, assuming withdrawal base of $110,000.
= 110,000 * .01 * (91/365)
= 1,100 * (91/365)
= $274.25

Example 4: Calculation for second quarter fee assuming beginning withdrawal base as in Example 3 above, plus adjustments for an excess withdrawal of $10,000 taken with 40 days remaining in the second rider quarter. Assumes a policy value of $97,000 prior to the excess withdrawal and change in withdrawal base as follows:

Withdrawal Base Adjustment = Max (excess withdrawal, excess withdrawal * Withdrawal Base prior to the excess withdrawal / Policy Value before the excess withdrawal) = Max [10,000, 10,000 * 110,000 / 97,000] = Max (10,000, 11,340.21) = $11,340.21

Fee adjustment as follows:

= -11,340.21 * .01 * (40/365)
= -113.40 * (40/365)
= $-12.43

Total fee assessed on second rider quarterversary (assuming no further rider fee adjustments):

= 274.25 - 12.43
= $261.82

The new Withdrawal Base = $110,000 - $11,340.21 = $98,659.79

TRANSAMERICA
FINANCIAL LIFE INSURANCE COMPANY
A Stock Company (Hereafter called the Company, we, our or us)

[Home Office located at:
440 Mamaroneck Avenue, Harrison, New York 10528]
[Adm. Office located at:
4333 Edgewood Road N.E. Cedar Rapids, Iowa 52499]
[(319) 355-8511]

[RETIREMENT INCOME MAX℠] RIDER

This rider is issued as a part of the policy (contract) to which it is attached.

All provisions of the policy that do not conflict with this rider apply to this rider. In the event of any conflict between the provisions of this rider and the provisions of the policy, the provisions of this rider shall prevail over the provisions of the policy.

Rider Data Specification

Policy Number:	[12345
Rider Date:	12/16/2010]
Growth Rate Percentage:	5.00%
Initial Rider Fee Percentage:	[1.00%
Annuitant:	John Doe
Annuitant's Issue Age/Sex:	65 / Male
Annuitant's Spouse:	Jane Doe
Annuitant's Spouse's Issue Age/Sex:	65 / Female]

ARTICLE I

You may cancel this rider on or before midnight of the thirtieth calendar day after you received it and no rider fees will be assessed.

This rider provides a minimum withdrawal benefit that guarantees, upon election, a series of withdrawals from the policy equal to the Withdrawal Percentage shown in Article III applied to the withdrawal base. The withdrawal base is established for the sole purpose of determining the minimum withdrawal benefit and is not used in calculating the cash surrender value or other guaranteed benefits.

If you elect this rider, 100% of your policy value must be in one or more of the designated investment options (or any other option authorized for use with this rider).

You can generally transfer between the designated investment options as permitted under your policy; however, you cannot make transfers as provided for in the policy to a non-designated investment option (or any other option not authorized for use with this rider) while this rider is in force. If you wish to make a transfer to a non-designated investment option, this rider must be terminated, as described in Article IV, prior to making the transfer.

The annuitant's spouse as of the rider date is hereafter referred to as the annuitant's spouse. As it pertains to the benefits of this rider, the annuitant's spouse cannot be changed. The annuitant's spouse must be the sole primary beneficiary and/or a joint owner. The only living owners allowed on the policy to which this rider is attached are the annuitant and the annuitant's spouse.

DEFINITIONS:

Terms used that are not defined in this rider shall have the same meaning as those in your policy.

Designated Investment Options
Investment options authorized for use with this rider and identified by us as designated investment options.

Excess Withdrawal
The excess of a gross partial withdrawal over the rider withdrawal amount remaining prior to the withdrawal, if any.

ARTICLE I CONTINUED

Gross Partial Withdrawal
The amount that will be deducted from your policy value as a result of each partial withdrawal.

Rider Anniversary
The anniversary of the rider date.

Rider Fee
The fee charged for the benefits under this rider. The fee will be charged on each rider quarterversary by the Company.

Rider Monthiversary
The same day of the month as the rider date, or the next business day if our Administrative Office or the New York Stock Exchange is closed. If a certain date does not exist in a given month, the first day of the following month will be used.

Rider Quarter
Each three-month period following the rider date.

Rider Quarterversary
For each rider quarter, the same day of the month as the rider date, or the next business day if our Administrative Office or the New York Stock Exchange is closed. If a certain date does not exist in a given month, the first day of the following month will be used.

Rider Withdrawal Amount
The maximum amount that can be withdrawn from the policy each rider year without causing an excess withdrawal under the terms of this rider and thus reducing the withdrawal base. This amount will change if the withdrawal base changes.

Rider Year
Each twelve-month period following the rider date.

Withdrawal Base
The amount used to calculate the rider withdrawal amount and the rider fee. This amount has no cash value and cannot be taken as a lump sum.

ARTICLE II

RIDER FEE

The rider fee is deducted on each rider quarterversary. The fee is calculated at issue and at the beginning of each rider quarter for the upcoming quarter. It will be deducted automatically from each subaccount on a pro rata basis on each rider quarterversary. The initial rider fee percentage is shown on page 1, in the Rider Data Specification section. The rider fee percentage will not change during the first rider year, and will only change thereafter due to an automatic step-up. You will be notified of any increase in the rider fee percentage. A portion of this fee will also be deducted when the rider is terminated based on the number of days that have elapsed since the previous rider quarterversary.

The fee will be adjusted if the withdrawal base is adjusted during the rider quarter.

The quarterly fee is calculated as follows:

Multiply (1) by (2) by (3).

1) Withdrawal Base;
2) Rider Fee Percentage;
3) Number of days remaining in the rider quarter divided by the number of days within the applicable rider year.

Please see the Appendix attached to this rider which illustrates how the rider fee is calculated.

ARTICLE III

GUARANTEED LIFETIME WITHDRAWAL BENEFIT

Under this rider, we guarantee that you can receive up to the rider withdrawal amount each rider year, regardless of the policy value, (first as withdrawals from your policy value and, if necessary, as payments from us) until the annuitant's or the annuitant's spouse's death, whichever is later.

The withdrawal percentage is determined by the attained age (age at last birthday) of the younger of the living spouses at the time of the first withdrawal of any amount from the policy value taken on or after the rider anniversary following the younger of the living spouse's 65th birthday. Once the withdrawal percentage is established, it may only be changed by an automatic step-up. Upon automatic step-up, the withdrawal percentage will be reset based on the attained age of the younger of the living spouses at the time of the automatic step-up. The withdrawal percentages are shown in the table below.

Attained Age	Withdrawal Percentage
65 - 74	5.1%
75 +	6.1%

Withdrawals will reduce the policy value of the policy to which this rider is attached. If the policy value equals zero, you cannot make subsequent premium payments and all other policy features, benefits and guarantees are no longer available. Also, if the policy value equals zero, you will need to request payments by selecting the amount and frequency in accordance with the policy provisions to which this rider attaches, equal to the rider withdrawal amount. Once the payment amount and frequency are established, they cannot be changed and no additional withdrawals will be allowed.

We guarantee that you may withdraw up to the rider withdrawal amount each year regardless of the policy value until the annuitant's death.

Example

Assume the younger of the annuitant and the annuitant's spouse is 65 and withdrawals begin and your Withdrawal Base is $100,000. Assuming a withdrawal percentage of 5.1%, you could withdraw up to $5,100 each rider year until the annuitant's or the annuitant's spouse's death, which ever is later (assuming that you do not withdraw more than $5,100 in any one rider year).

Any amount you withdraw in excess of the rider withdrawal amount may impact the withdrawal base on a greater than dollar-for-dollar basis.

The Guaranteed Lifetime Withdrawal Benefit can only be taken as a withdrawal benefit and it does not increase the policy value.

ISSUE AGE AND SURVIVAL

The benefits under this rider depend on the annuitant or annuitant's spouse being alive at the time of withdrawal and the amount of the benefit depends on the attained age of the annuitant and annuitant's spouse. Proof of survival and the date of birth may be required by the Company.

If the younger of the spouses' ages has been misstated, this rider's fees and benefits will be adjusted to the amounts which would have been calculated for the correct age. However, if this rider would not have been issued had the age not been misstated, the rider is treated as if it never existed, and any fees charged for this rider would be returned. If withdrawals under the provisions of the rider have already commenced and the misstatement caused the rider withdrawal amount to be overstated, any withdrawal in excess of the correct rider withdrawal amount will be considered an excess withdrawal and will impact the withdrawal base and rider withdrawal amount. If overpayments occurred when the sum of the accumulated values in all the subaccounts was zero, the amount of that overpayment will be deducted from one or more future payments until this amount is paid in full.

ARTICLE III CONTINUED

RIDER WITHDRAWAL AMOUNT

The rider withdrawal amount will be equal to the greater of 1) and 2), where:

1) is the withdrawal percentage multiplied by the withdrawal base;
2) is an amount equal to the minimum required distribution amount, if any. Prior to the 1st rider anniversary, this amount is based on the policy value on the rider date. After this time, the minimum required distribution is calculated based on the rules established by the IRS. The minimum required distribution may only be used if all of the following are true:
   A) the policy to which this rider is attached is a tax-qualified policy for which IRS minimum required distributions are required,
   B) the minimum required distributions do not start prior to the annuitant's attained age 70 1/2,
   C) the minimum required distributions are based on either the Uniform Lifetime table or the Joint Life and Last Survivor Expectancy table,
   D) the minimum required distributions are based on age of the living annuitant. The minimum required distributions can not be based on the age of someone who is deceased,
   E) the minimum required distributions are based only on the policy to which this rider is attached, and
   F) the minimum required distributions are only for the current rider year. Amounts carried over from past rider years are not considered.

If any of the above are not true, then 2) is equal to zero and it is not available as a rider withdrawal amount.

If you withdraw less than the rider withdrawal amount in a rider year, the unused portion cannot be carried over to the next rider year.

WITHDRAWAL BASE

The withdrawal base is used to calculate the rider withdrawal amount. On the rider date, the initial withdrawal base is equal to the policy value (less any premium enhancements if the rider is added in the first policy year). During any rider year, the withdrawal base is increased by subsequent premium payments (not including premium enhancements, if any), and is reduced for excess withdrawals.

On each rider anniversary, the withdrawal base will be set to the greatest of:

1) The current withdrawal base;
2) The policy value on the rider anniversary;
3) The highest policy value on a rider monthiversary for the current rider year; or
4) The current withdrawal base immediately prior to rider anniversary processing increased by the growth rate percentage.

Item 3) above will be zero if there have been any excess withdrawals in the current rider year. Item 4) above will be zero after the [10th] rider anniversary or if there have been any withdrawals in the current rider year.

AUTOMATIC STEP-UP FEATURE

The rider receives an automatic step-up on the rider anniversary if the withdrawal base is set equal to the policy value or the highest policy value on a rider monthiversary. This feature does not require the termination of the existing rider. This rider will continue with the same rider date and features. The rider fee may change and the withdrawal percentage may increase due to an automatic step-up. Beginning with the first rider anniversary, the rider fee percentage may be increased if there is an automatic step-up, but will not increase more than [0.75%] from the initial rider fee percentage shown on page 1.

You have the right to reject an automatic step-up within [30] days following a rider anniversary, if the rider fee percentage increases. If you reject an automatic step-up, you must notify us in a manner which is acceptable to us, however you are eligible for future automatic step-ups. Changes as a result of the automatic step-up feature will be reversed. Any increase in the rider fee or withdrawal percentages will also be reversed.

ARTICLE III CONTINUED

WITHDRAWAL BASE ADJUSTMENTS

Gross partial withdrawals, taken in a rider year, less than or equal to the rider withdrawal amount will not reduce the withdrawal base. Excess withdrawals will reduce the withdrawal base by the withdrawal base adjustment. The withdrawal base adjustment is the greater of 1) and 2), where:

1) is the excess withdrawal amount; and
2) is the result of (A multiplied by B), divided by C, where:

    A) is the excess withdrawal;
    B) is the withdrawal base prior to the excess withdrawal amount; and
    C) is the policy value after the rider withdrawal amount has been withdrawn, but prior to the withdrawal of the excess withdrawal amount.

ARTICLE IV

CONTINUATION

In the case of spousal joint owners where one spouse is the annuitant, if the spouse who is not the annuitant dies and the surviving spouse is the sole beneficiary, the rider continues. In the case of spousal joint owners where one spouse is the annuitant, if the spouse who is the annuitant dies and the surviving spouse is the sole beneficiary, the rider continues if the policy to which this rider is attached is continued until the death of the surviving spouse.

ANNUITIZATION

On the maximum annuity commencement date, as described in your policy, you will have the option to receive lifetime income payments that are no less than your rider withdrawal amount each year.

TERMINATION

This rider will terminate upon the earliest of:

1) the date the policy to which this rider is attached terminates;
2) the later of the annuitant's or annuitant's spouse's death;
3) the date you elect to receive annuity payments under your policy; and
4) the date you notify us in writing of your intention to terminate this rider (this date must be within [30] days after the [fifth] rider anniversary and every [fifth] rider anniversary thereafter).

Termination of the rider will result in the loss of all benefits provided by the rider.

Signed for us at our home office.

[Craig D. Vermie
SECRETARY

Peter G. Kunkel
PRESIDENT]

APPENDIX

The quarterly fee is calculated as follows:

Multiply (1) by (2) by (3) where:

1) Withdrawal Base
2) Rider fee percentage;
3) Number of days in the rider quarter divided by the number of days within the applicable rider year

The fee adjustment for Withdrawal Base Adjustments is calculated as follows:
Multiply (1) by (2) by (3) where:

1) Withdrawal base change (i.e. withdrawal base after the transaction minus the withdrawal base before the transaction)
2) Rider fee percentage;
3) Number of days remaining in the rider quarter divided by the number of days within the applicable rider year

The following 4 examples show sample calculations based on the following hypothetical assumptions:

- Rider fee percentage is 1.00%. Your actual rider fee percentage may be different.
- Rider year is not a leap year.

Example 1: Calculation at rider issue for first quarter fee assuming an initial withdrawal base of $100,000.

= 100,000 * .01 * (91/365)
= 1,000 * (91/365)
= $249.32

Example 2: Calculation for first quarter fee assuming initial withdrawal base from Example 1 above, plus adjustment for additional premium payment of $10,000 made with 20 days remaining in the first rider quarter. The withdrawal base change and total transaction amount equal $10,000.

Fee adjustment as follows:

= 10,000 * .01 * (20/365)
= 100 * (20/365)
= $5.48

Total fee assessed on first rider quarterversary (assuming no further rider fee adjustments):

= $5.48 + $249.32
= $254.80

Example 3: Calculation for second quarter fee at beginning of second rider quarter, assuming withdrawal base of $110,000.
= 110,000 * .01 * (91/365)
= 1,100 * (91/365)
= $274.25

Example 4: Calculation for second quarter fee assuming beginning withdrawal base as in Example 3 above, plus adjustments for an excess withdrawal of $10,000 taken with 40 days remaining in the second rider quarter. Assumes a policy value of $97,000 prior to the excess withdrawal and change in withdrawal base as follows:

Withdrawal Base Adjustment = Max (excess withdrawal, excess withdrawal * Withdrawal Base prior to the excess withdrawal / Policy Value before the excess withdrawal) = Max [10,000, 10,000 * 110,000 / 97,000] = Max (10,000, 11,340.21) = $11,340.21

Fee adjustment as follows:

= -11,340.21 * .01 * (40/365)
= -113.40 * (40/365)
= $-12.43

Total fee assessed on second rider quarterversary (assuming no further rider fee adjustments):

= 274.25 - 12.43
= $261.82

The new Withdrawal Base = $110,000 - $11,340.21 = $98,659.79